As Filed with the Securities and Exchange Commission on August 4, 1997
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                                 ARCH COAL, INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                                                43-0921172
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                            CITY PLACE ONE, SUITE 300
                            ST. LOUIS, MISSOURI 63141
                                 (314) 994-2700
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


              ARCH COAL, INC. AND SUBSIDIARIES EMPLOYEE THRIFT PLAN
                            (Full Title of the Plan)



                              JEFFRY N. QUINN, ESQ.
 SENIOR VICE PRESIDENT -- LAW AND HUMAN RESOURCES, SECRETARY AND GENERAL COUNSEL
                                 ARCH COAL, INC.
                            CITY PLACE ONE, SUITE 300
                            ST. LOUIS, MISSOURI 63141
                                 (314) 994-2700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)



                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                       PROPOSED      PROPOSED        AMOUNT OF
 TITLE OF SECURITIES  AMOUNT TO BE     MAXIMUM        MAXIMUM      REGISTRATION
 TO BE REGISTERED      REGISTERED      OFFERING      AGGREGATE        FEE(1)
                                        PRICE        OFFERING
                                     PER SHARE(1)    PRICE(1)

--------------------------------------------------------------------------------

 Common Stock,          500,000       $28.125       $14,062,500         $4,262
 $.01 par value        Shares(2)
 per share
 -------------------------------------------------------------------------------
(1)  Computed  pursuant to Rule 457(h) solely for the  purpose  of   determining
     the registration fee.
(2) This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Arch Coal, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement:

         (a) The Proxy Statement/Prospectus dated May 30, 1997 filed as part of the Registrant's Registration Statement on Form S-4 (No. 333-28149) pursuant to the Securities Act of 1933, as amended;

               The   Annual  Report  on   Form  11-K  dated  August  4,    1997,
               of the Arch Coal, Inc. and Subsidiaries Employee Thrift Plan;

         (b) The Current Report on Form 8-K/A-1 filed on July 8, 1997 under the Exchange Act to report a change in the Registrant's certified public accountants;

               The Current Report on Form 8-K filed on July 15, 1997 under the Exchange Act to report the acquisition of Ashland Coal, Inc.;

               The Current Report on Form 8-K filed on July 30, 1997 to report the implementation of a share repurchase program; and

        (c)    The  description of the  Registrant's  Common Stock, par value
               $.01  per  share  (the  "Common   Stock"),   contained   in   the
               Registrant's Registration Statement on Form 8-B filed on June 17, 1997 under the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The description of the Common Stock contained in Item 1 of the Registrant's Registration Statement on Form 8-B filed on June 17, 1997 under the Exchange Act is incorporated herein by reference. The securities are registered under Section 12(b) of the Exchange Act.



ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         In accordance with Delaware law, the Registrant's Restated Certificate of Incorporation, as amended, contains provisions that result in the elimination of the personal liability of directors to the Registrant and its stockholders for monetary damages for breaches of their fiduciary duties as a director, except for (i) breach of a director's duty of loyalty to the company or to the stockholders, (ii) acts of omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) dividend or stock repurchases or redemptions that are illegal under Delaware law, and (iv) any transaction for which a director receives an improper personal benefit. These provisions pertain only to breaches of duty by directors as directors and not in any other capacity, such as officers. As a result of the inclusion of such provisions, stockholders may be unable to recover monetary damages against directors for actions taken by them that constitute negligence or gross negligence or that are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions. If equitable remedies are found not to be available to stockholders in any particular case, stockholders may not have any effective remedy against the challenged conduct.

         Under Section 145 of the Delaware General Corporation law, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of this being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article V of the Registrant's Bylaws provides that the Registrant will indemnify any person who may be involved, as a party or otherwise, in a claim, action, suit or proceeding (other than any claim, action, suit or proceeding brought by or in the right of the Registrant) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of any other corporation or entity, against certain liabilities, costs and expenses. The Registrant is also authorized to and does maintain insurance on behalf of any person who is or was a director or officer of the Registrant , or is or was serving at the request of the Registrant as a director or officer of any other corporation or entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the Delaware General Corporation law.

         The Registrant has entered into indemnity agreements with persons who are directors and/or officers of the Registrant; and other persons who are or were serving, shall serve, or shall have served at the request of the Registrant as a director, officer, partner, trustee, fiduciary, employee or agent of another foreign or domestic corporation or non-profit corporation, cooperative, partnership, joint venture, trust, employee benefit plan, or other incorporated or unincorporated enterprise.

         Directors of the Registrant who are officers of certain shareholders of the Registrant also may be entitled to indemnification under the provisions of that shareholders' Bylaws providing for the indemnity of officers who serve, at the request of such shareholders, as a director of another corporation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Reference is made to the Exhibit Index filed herewith. The Registrant has not filed certain instruments with respect to long-term debt since the total amount of securities authorized thereunder does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreement to the Commission upon request.

ITEM 9.  UNDERTAKINGS.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i)   To    include     any    prospectus    required    by
                     Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri on July 31, 1997.


                                    ARCH COAL, INC.

                                    By: /s/  Jeffry N. Quinn
                                        ------------------------
                                        Jeffry N. Quinn
                                        Senior Vice President - Law and Human
                                        Resources, General Counsel and
                                        Secretary



                                POWER OF ATTORNEY

         Each person whose signature appears below hereby severally constitutes and appoints Steven F. Leer, Patrick A. Kriegshauser, Jeffry N. Quinn, and James
P. Pye his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments
(including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURES                           TITLE                        DATE

/s/ Steven F. Leer            President, Chief Executive          July 31, 1997
---------------------------   Officer and Director
Steven F. Leer

/s/ Patrick A. Kriegshauser   Senior Vice President, Treasurer    July 31, 1997
---------------------------
Patrick A. Kriegshauser       and Chief Financial Officer
                              (Principal Financial Officer)

/s/ James P. Pye              Controller                          July 31, 1997
---------------------------   (Principal Accounting Officer)
James P. Pye

/s/ John R. Hall               Chairman of the Board of           July 31, 1997
---------------------------    Directors
John R. Hall

/s/ James R. Boyd              Director                           July 31, 1997
---------------------------
James R. Boyd

/s/ Robert A. Charpie          Director                           July 31, 1997
---------------------------
Robert A. Charpie

/s/ Paul W. Chellgren          Director                           July 31, 1997
---------------------------
Paul W. Chellgren

/s/ Thomas L. Feazell          Director                           July 31, 1997
---------------------------
Thomas L. Feazell

/s/ Robert L. Hintz            Director                           July 31, 1997
---------------------------
Robert L. Hintz

/s/ Douglas H. Hunt            Director                           July 31, 1997
---------------------------
Douglas H. Hunt

/s/ Thomas Marshall            Director                           July 31, 1997
---------------------------
Thomas Marshall

/s/ James L. Parker            Director                           July 31, 1997
---------------------------
James L. Parker

/s/ J. Marvin Quin             Director                           July 31, 1997
---------------------------
J. Marvin Quin

/s/ Ronald E. Samples          Director                           July 31, 1997
---------------------------
Ronald E. Samples

THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto duly authorized, in the city of St. Louis, Missouri, as of July 31, 1997.


                                    ARCH COAL, INC. AND SUBSIDIARIES
                                    EMPLOYEE THRIFT PLAN



                                    BY:  /s/ Teresa A. Daniel
                                         ------------------------
                                         Plan Administrator

                                 ARCH COAL, INC.

                                  EXHIBIT INDEX

Exhibit Number    Description

  4.1 Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (No. 333-28149) filed with the Commission on May 30, 1997 (the "Form S-4")).

  4.2 Restated and Amended By-laws of the Registrant (incorporated herein by reference to Exhibit 3.4 to the Form S-4).

  4.3 Stockholders Agreement, dated as of April 4, 1997, among Carboex International, Ltd., Ashland Inc. and the Registrant (incorporated herein by reference to Exhibit 4.1 to the Form S-4).

  4.4 Registration Rights Agreement, dated as of April 4, 1997, among the Registrant, Ashland Inc., Carboex International, Ltd. and the entities listed on Schedules I and II thereto (incorporated herein by reference to Exhibit 4.2 to the Form S-4).

  4.5 Agreement Relating to Nonvoting Observer, executed as of April 4, 1997, among Carboex International, Ltd., Ashland Inc. and the Registrant (incorporated herein by reference to Exhibit 4.3 to the Form S-4).

  5.1       Opinion of Jeffry N. Quinn  regarding  the  validity of the Common
            Stock.

 23.1       Consent of Arthur Andersen LLP.

 23.2       Consent of Ernst & Young LLP.

 23.3       Consent of Jeffry N. Quinn (included in Exhibit 5.1).

 24.1       Power of Attorney (included in Signature Page).

 99.1       Arch Coal, Inc. and Subsidiaries Employee Thrift Plan.